EXHIBIT 10.1


                             EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (the "Agreement") is entered into effective as of July 2, 2001, by and between Mark Newman (the "Employee"), and Tessa Complete Health Care, Inc. ("Company"), a Georgia corporation.

      NOW THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

 1. Employment. The Company employs the Employee as its Vice President and the Employee accepts such employment and agrees to perform his duties and responsibilities in accordance with the terms and conditions of this Agreement.

 1.1  Duties and Responsibilities.

 (a) The Employee agrees to devote his time and attention and best efforts to competently and faithfully promote the interests of the Company in his capacity as Vice President. As Vice President, the Employee shall report to and be under the supervision and subject to the policies of the President and the Board of Directors. Employee shall have such duties, authority and responsibilities as are set forth for the Vice President in the Company's By-laws and as may customarily inure to the office of the vice president of a corporation.

 (b) The Employee represents to Company that he is not subject to or a party to any employment agreement, non-competition covenant, understanding or restriction which would prohibit the Employee from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to the Employee by the Company or the scope of assistance to which he may now or in the future provide to affiliates of the Company.

 (c) Employee may provide services as a volunteer or director to charitable, educational or civic organizations, act as a member, director or officer of any industry trade association or group, and he may serve as a trustee, director or advisor to any family companies or trusts, provided that such service does not materially interfere with the performance of his duties to the Company as required under this Agreement.

 (d) Employee shall perform his job at Cincinnati, Ohio, and shall not be required to work from any other location, except for reasonable travel required by the Company's business which Employee is willing to accept.

 1.2 Base Salary. For all of the services rendered by the Employee hereunder, the Company shall pay Employee a salary of Two Thousand Dollars ($2,000.00) per month less withholdings required by law or agreed to by Employee, commencing on July 2, 2001, and payable in installments at such times as the Company customarily pays its other senior officers (but in any event no less often than monthly). The Company agrees that the Employee's base salary and performance will thereafter be reviewed at least once annually, to determine if an increase in compensation is appropriate, which increase shall be in the sole discretion of the Board.

 1.3 Sign-on Bonus. The Company shall issue and deliver 12,500,000 fully paid and non-assessable shares of its common stock to Employee as a sign-on bonus. The Company shall use all reasonable and best efforts to promptly prepare and file with the Securities and Exchange Commission a registration statement on Form S-8 covering the resale of those shares

 1.4 Stock Options. The Employee shall be entitled to participate in the Company's Long Term Equity Incentive Plan (the "Plan"). On and subject to the terms of an Award Agreement substantially in the form of Exhibit A hereto and subject to the Plan, the Employee shall receive a grant of options to acquire 5,000,000 shares of the Company's common stock pursuant to the Plan with anti-dilution rights, at a strike price of $ .04 per share, exercisable within five (5) years from July 2, 2001. Said options shall be granted to Employee with "piggyback" registration rights to any shares issued to Employee pursuant to Employee's exercise of said options. Employee acknowledges that he shall have no "demand" registration rights with respect to any shares issued to him pursuant to his exercise of said options.

 1.5 Expenses. The Company shall reimburse the Employee for ordinary, reasonable and necessary business expenses incurred in the discharge of his duties and responsibilities under this Agreement, within 30 days after presentation of an itemized account and appropriate written proof of such expenses in accordance with the Company's expense approval procedures in effect from time to time.

 1.6 Benefits. During the term of employment the Employee shall be provided such benefits and be permitted to participate in all fringe benefit plans made available to employees of the Company generally and to executives of the Company which, from time to time at the Company's discretion may be provided, including without limitation, health insurance, disability insurance, life insurance and related benefits. The Employee shall be entitled to up to 80 hours of vacation per year, to be taken in accordance with the Company's vacation policy as it may be established or amended by the Company from time to time.

 1.7 Confidential Information. The Employee acknowledges that he will have access to confidential information of the Company and its affiliates, including, without limitation, information and knowledge pertaining to research activities, products and services offered, inventions, innovations, designs, ideas, plans, trade secrets, proprietary information, advertising, sales methods and systems, sales, cost and profit figures, customer lists, financing plans, acquisition or divestiture plans, and relationships between the Company and its customers, suppliers and others who have had or will have business dealings with the Company ("Confidential Information"). Employee acknowledges that such Confidential Information is a valuable and unique asset of the Company. Employee covenants that he will hold
 Confidential Information in trust for the benefit of the Company and will not, either during or at any time after termination of employment with the Company, disclose any such Confidential Information to, or use any such Confidential Information for the benefit of, any person or entity other than the Company and/or its affiliates for any reason whatsoever without the prior written authorization of the Company's Board of Directors, except as may be required by law or as may be required for the proper discharge of his responsibilities to the Company. In the event that the Employee is subject to a subpoena or other order of any governmental entity which might seek disclosure of Confidential Information or otherwise required by law, the Employee shall furnish a copy of such subpoena or order to the Company as soon as practicable but in no event no later than seven (7) days after his receipt of such subpoena or order. Confidential Information shall not include (i) information known to Employee before he became employed by the Company, (ii) information in the public domain or known generally in the industry through no fault of Employee, and (iii) information that is not treated by the Company as confidential or is disclosed by the Company to third parties without a duty of confidentiality imposed on such third parties.

 1.8 Non-Interference. During Employee's employment and for a period of 6 months after termination (except in the event of termination for Good Reason, as defined below), Employee will not, directly or indirectly: (i) induce or solicit any person who is then employed by the Company to leave that person's position; (ii) induce or solicit any supplier or vendor to the Company to cease or materially adversely change its business relationship with the Company; or (iii) participate or engage in any trade or commercial disparagement of the business or operations of the Company and/or any other related entity; and/or disparage the professional and/or personal lives of any individual officer, director, or employee of the Company and/or its related entities.

 2.   Term and Termination.

 2.1 Generally. The term of this Agreement and Employee's employment for the Company shall be for a term of one year, beginning as of the effective date of this Agreement, and renewing daily, unless and until this Agreement is sooner terminated pursuant to the provisions of this Section 2.

 2.2 Notwithstanding the foregoing, this Agreement and the Employee's employment hereunder may be terminated for any of the following reasons:

 (a) The Company may terminate this Agreement for Cause (and termination will be effective upon notice to the Employee or after the end of any applicable cure period in clause (iii) below). "Cause" means: (i) the Employee's indictment, or conviction for, or plea of nolo contendere to a felony or other crime involving moral turpitude (excluding traffic offenses) which has a material adverse effect on the Company or its business; (ii) the Employee's dishonesty or misappropriation of funds; or (iii) failure of the Employee to substantially comply with any of the lawful directives of the Board of Directors of the Company where Employee has the Company resources to comply, or to observe any material terms or provisions of this Agreement or to discharge his fiduciary duties to the Company, where (if curable) such failure is not corrected to the Company's reasonable satisfaction within twenty (20) days after written notice from the Company to the Employee.

 (b) The Company may terminate this Agreement as a result of the Employee's Death or Disability (and termination will be effective upon the Employee's Death or upon the Company's notification to Employee of its determination that Employee is Disabled). "Disability" or "Disabled" means that the Employee has suffered a disability from illness, accident or any other cause and is unable to perform a substantial portion of his usual duties or employment for a total (consecutive or cumulative) of 120 days in any 12 month period after the date the disability commenced.

 (c) The Company may terminate this Agreement at any time Without Cause ("Termination by the Company Without Cause") and termination will be effective upon the Company's notification to the Employee of Termination Without Cause. "Termination by the Company Without Cause" means a termination of this Agreement by the Company for any reason other than for Cause, Death or Disability.

 (d)  The  Employee  may  terminate  this  Agreement  for  Good  Reason  (and termination will be effective after the end of the 30 day notice and cure period). "Good Reason" means that any of the following events has occurred (other than as a result of an event that would be grounds for a termination for Cause, or for Death or Disability) and has not been corrected within 30 days after Employee's notice to the Company: (i) the failure to continue Employee as Vice-President of the Company, (ii) a material reduction to the Employee's total duties and responsibilities as Vice-President of the Company; (iii) a reduction of Employee's annual base salary; (iv) a requirement by the Company or the Board that the Employee be relocated to a Company office more than 20 miles from the Employee's office located in Cincinnati, Ohio, or (v) a material breach by the Company of any of the terms of this Agreement.

 (e) The Employee may terminate this Agreement upon the occurrence of a Change of Control; provided that the Employee gives the Company at least 30 days prior written notice of Employee's intention to terminate for that reason (and termination will be effective at the end of the 30-day period). A "Change of Control" with respect to the Company shall be deemed to have occurred at the time of the earliest to occur of the following: (i) any "person" as such term is used in Sections 13(d) and 14(d) of Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the share owners of the company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; (ii) the share owners of the Company approve a merger or consolidation of the Company with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a change of domicile or recapitalization of the Company (or similar transaction) in which no "person" (as defined in subsection (i) above) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iii) the share owners of the Company approve a plan of liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

 (f) The Employee may terminate this Agreement at any time Without Cause ("Termination by the Employee Without Cause") by providing 30 days written notice to Company of Termination by the Employee Without Cause. "Termination by the Employee Without Cause" means a termination of this Agreement by the Employee for any reason other than for Good Reason or Change of Control.

 2.3  Consequences of Termination.

 (a) Upon a termination of this Agreement for Cause, as a result of Death or Disability, Without Cause (whether by Employer or Employee), for Good Reason or as a result of a Change of Control, the Company will be obligated to pay the Employee's base salary, unreimbursed business expenses and earned but unused vacation through the effective date of termination, but the Company will have no other obligations to the Employee except to the extent required by law and this Agreement.

 (b) Upon a termination of this Agreement as a result of Death or Disability, Termination Without Cause by Employer, for Good Reason or as a result of a Change of Control, the Company will pay Employee the Separation Payment; provided, however, it is a condition precedent to the Company's obligation to pay, and the Employee's right to receive, the Separation Payment that the Employee has executed and delivered a release to the Company releasing Company from all claims, known and unknown, arising from employment. The "Separation Payment" shall be a payment of Six Thousand Dollars ($6,000.00), less applicable withholding, payable within five (5) days of the termination of this Agreement. The Employee shall also be entitled, on and subject to the terms of an Award Agreement substantially in the form of Exhibit A hereto and subject to the Plan, to receive a grant of options to acquire 5,000,000 shares of the Company's common stock pursuant to the Plan, with anti-dilution rights, at a strike price of $ .04 per share, exercisable within five (5) years from the date of termination of this Agreement. Said options shall be granted to Employee with "piggyback" registration rights to any shares issued to Employee pursuant to Employee's exercise of said options. Employee acknowledges that he shall have no "demand" registration rights with respect to any shares issued to him pursuant to his exercise of said options.

 (c) Employee shall not be required to mitigate any loss or damage he incurs as a result of the termination of his employment because of Disability, Termination by the Company Without Cause, for Good Reason or a Change of Control, and the amount of any payment the Company is obligated to make hereunder shall not be reduced by the amount Employee may receive from any other source. If Employee prevails in any claim he brings in arbitration to enforce Employee's rights under this Section 2, the Company shall pay all reasonable attorneys fees and expenses Employee incurs in connection with such action.

 (d) Upon termination of this Agreement for any reason, Employee shall be deemed to have resigned as an officer and director of the Company, as a trustee of any employee benefit plans and from any other official capacity in connection with the Company or its business.

 (e) Upon termination or expiration of this Agreement, regardless of the reason, the Employee shall return to the Company all Company property in the Employee's possession or under Employee's control, including without limitation, all Confidential Information.

 3. Arbitration. In the event of any controversy, dispute or claim arising out of or related to this Agreement or the Employee's employment by the Company, the controversy, dispute or claim, shall be finally resolved by binding arbitration, conducted in Cincinnati, Ohio, in accordance with the National Rules of the American Arbitration Association governing employment disputes.

 4.   Miscellaneous.

 4.1 The Company agrees to fully defend, indemnify ad hold Employee harmless against all claims, demands, causes of action or lawsuits which may arise and which relate to or arise out of his services as Vice President of the Company, whether such claims, demands, causes of action or lawsuits are made when Employee is employed by the Company or thereafter. The Company agrees to maintain Directors and Officers insurance coverage covering Employee, with limits of at least Two Million Dollars ($2,000,000.00) at all times.

 4.2 This Agreement shall be governed by and interpreted under the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof. Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise requires, references in this Agreement to any gender shall be construed to include all other genders; references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular; and the word "including" shall be construed to mean "including without limitation."

 4.3 This Agreement (including the Award Agreement and Plan) constitutes the entire understanding agreement between the parties concerning the subject matter hereof supersedes all prior discussions, representations and agreements (written or oral) concerning such subject matter, none of which prior matters shall be binding upon the parties. This Agreement may not be changed, modified, extended or terminated except upon written amendment executed by the Employee and by the duly appointed representative of the Board of Directors of the Company. Employee acknowledges that from time to time the Company or its affiliates may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of the Company may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any employee manual or handbook), and no acts or practices of any nature, shall be construed to modify this Agreement or to create express or implied obligations of any nature to the Employee or to impose any such obligations on the Employee in conflict with or in any manner inconsistent with the provisions of this Agreement.

 4.4 All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand-delivered, mailed by registered or certified mail (three days after deposited), faxed (with confirmation received) or sent by a nationally recognized courier service, as follows (provided that notice of change of address shall be deemed given only when received) to the parties at their addresses beneath their signatures on the signature page hereof or to such other names and addresses as the Company or the Employee, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

 4.5 All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by the Employee, and the Company may not transfer or convey its rights hereunder to any third party other than an affiliate of the Company without the prior express written consent of the Employee.

 4.6 If any provision of this Agreement or application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement shall not be affected thereby and the provisions hereof shall be severable. Any such invalid or unenforceable portion shall be deemed modified to the minimum extent necessary to be valid and shall be enforced as so modified.

 4.7 No remedy conferred upon the Company or the Employee by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. Except as specifically provided in this Agreement, no delay or omission by the Company or by the Employee in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company or by the Employee from time to time and as often as may be deemed expedient or necessary by the Company or by the Employee in their sole discretion.

      IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Employment Agreement to be effective as of the date first set forth above.


                               EMPLOYEE:

                               ______________________________________
                               MARK NEWMAN


                               EMPLOYER:

                               TESSA COMPLETE HEALTH CARE, INC.
                               35 Fulford Avenue, Suite 100
                               Bel Air, Maryland 21014

                               ___________________________________
                               BRIAN L. REGAN
                               President, CEO & Director

                               __________________________________
                               NORM PERRY
                               Director